UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 9, 2020
ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value of $0.01	OKE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

The information disclosed in Items 7.01 and 9.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Director

On December 14, 2020, the Board of Directors of ONEOK, Inc. (the ONEOK Board) elected Gerald B. Smith as director to the ONEOK Board, effective December 15, 2020.

Mr. Smith will also serve on the ONEOK Board as a member of the Board of Directors’ Audit and Corporate Governance Committees.

Mr. Smith, 70, rejoins the ONEOK Board. He was originally elected to the ONEOK Board in August 2009 and served until May 2013, and also served previously on the Board of Directors of ONEOK Partners, L.P. from 2006 to 2013. He is the founder, chairman and chief executive officer of Smith, Graham & Company Investment Advisors, a global investment management firm with offices in Houston, Texas, and New York City.

Mr. Smith is a former member of the board of trustees of the Charles Schwab Family of Funds, where he served as chairman of the investment oversight committee; current board member of the New York Life Insurance Company and chair of the Investment Committee; and board member and chair of the Audit Committee for Eaton, PLC. He also serves as a board member of the Federal Reserve Bank of Dallas and is chairman of the Texas Southern University Foundation Board, his alma mater.

Mr. Smith earned a Bachelor of Business Administration degree in finance and an honorary doctorate degree from Texas Southern University, where he has established the Gerald B. Smith Center for Entrepreneurship and Executive Development.

There are no arrangements or understandings between Mr. Smith and any other persons pursuant to which Mr. Smith was selected as a director. Mr. Smith has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Director Compensation and Reimbursement

For his service on the ONEOK Board Mr. Smith will receive an annual retainer in the amount of compensation for non-management directors approved by the ONEOK Board at its meeting held February 19, 2020, and disclosed in our 2020 Proxy Statement, prorated for his service from December 2020 through April 2021.

Departure of Director

Gary Parker, 75, will resign from the ONEOK Board effective December 15, 2020, having served on the ONEOK Board since 1991. In accordance with its bylaws and Corporate Governance Guidelines, Mr. Parker would have been required to retire from the Board immediately prior to the ONEOK, Inc. 2021 Annual Meeting of Shareholders due to his 75th birthday, which occurred in June 2020. Mr. Parker’s resignation from the ONEOK Board did not result from any disagreement with ONEOK, Inc., including on any matter relating to its operations, policies or practices.

ONEOK, Inc. appreciates Mr. Parker’s 29-year commitment and service to the ONEOK Board.

Item 7.01		Regulation FD Disclosure

We issued a news release on December 15, 2020, announcing Gerald Smith’s appointment to the ONEOK Board and the resignation of Gary Parker from the ONEOK Board. A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01		Financial Statements and Exhibits

	(d)	Exhibits

Exhibit Number		Description

99.1		News release issued by ONEOK, Inc. dated December 15, 2020.
104		Cover page interactive data file (embedded within the Inline XBRL document and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	December 15, 2020	By:	/s/ Walter S. Hulse III
Walter S. Hulse III Chief Financial Officer, Treasurer and Executive Vice President, Strategic Planning and Corporate Affairs

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